UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): June 23, 2011

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change.  Trailing 3-month average versus prior year.)

	March ‘11	April ‘11	May ‘11
Process Management	>+20	>+20	>+20
Industrial Automation	>+20	>+20	>+20
Network Power	0	+5	+5 to +10
Climate Technologies	+5 to +10	0 to +5	0 to +5
Tools and Storage	+5 to +10	+5	+5
Total Emerson	+10 to +15	+10 to +15	+15

May 2011 Order Comments:

Order growth remained solid, led by strength in the capital goods businesses.  Emerson’s trailing three-month orders excluding currency improved slightly versus last month even as prior year comparisons got more challenging.  Currency exchange rates positively impacted orders by approximately 7 percentage points.  Comparisons will continue to get increasingly challenging over the next several months.  As we communicated at the Electrical Products Group conference in May, we expect order trends excluding currency to stay in the 7 to 10 percent range for the balance of the year.

Process Management order growth remained strong, led by solid oil and gas end market demand and MRO activity.  Order growth is moderating from very high levels and comparisons will be more difficult going forward.  Currency exchange rates positively impacted Process Management orders by 14 percentage points.

Industrial Automation order trends remained solid as global capital goods markets continued to lead the recovery.  Orders in the power generating alternators business were strong.  Order growth trends continued to moderate from very high prior year levels.  Favorable currency exchange rates positively impacted orders by 7 percentage points.

Network Power orders continued to show improvement and increased to the range of 5 to 10 percent in the trailing three-month period.  Order growth in the Network Power business in Asia increased at a double-digit pace.  The embedded power business turned slightly positive against very challenging prior year comparisons.  Trailing three-month order rates for the uninterruptible power supply business were solid and continued to show improvement.

Climate Technologies order growth was led by strength in global refrigeration end markets, including industrial refrigeration and global transportation, partially offset by a decline in the temperature controls business.  U.S. residential markets remained slightly positive, but slowed due to spring inventory builds and cooler weather in May.  Orders in Asia were also slightly positive versus a challenging prior year comparison.

Tools and Storage trailing three-month orders remained consistent with the prior month.  Growth continued to be led by non-residential construction-related businesses.

Upcoming Investor Events:

On Tuesday, August 2, 2011, Emerson will issue the Company’s third quarter 2011 results.  Emerson senior management will discuss the results during an investor conference call that will be held the same day.  The call will begin at 2:00 p.m. Eastern Daylight Time (1:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

Updates and further details on this and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: June 23, 2011	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary